                                                                   EXHIBIT 10.69

                               CREDIT AGREEMENT


     THIS AGREEMENT is entered into as of May 30, 1996, by and between LEASING SOLUTIONS, INC., a California corporation ("Borrower") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITAL
                                    -------
     Borrower has requested from Bank the credit accommodation described below, and Bank has agreed to provide said credit accommodation to Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

1.   Certain Definitions and Index to Definitions.
     --------------------------------------------

     1.1  Accounting Terms.  Unless otherwise specified herein, all accounting
          ----------------
terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles and practices consistently applied; provided, however, all Financial Statements,
                                    --------
other than annual audited financial statements, shall be subject to year-end audit adjustments and need not include footnotes.

     1.2  Definitions.   The following terms shall have the following respective
          -----------
meanings:
          "Advance" - see Section  hereof.
           -------
          "Bankruptcy Code" - see Section  hereof.
           ---------------

          "Citicorp Facility" - the Lease Receivables Purchase Agreement, dated
           -----------------
as of March 29, 1996, by and among CXC Incorporated, Citicorp North America, Inc. and Borrower, as such agreement is in effect on the date hereof.

          "Collateral" - as defined in the Security Agreement.
           ----------
          "Dell" - Dell Computer Corporation, a Delaware corporation.
           ----
          "Dell Products" - Dell Products, L.P., a Texas limited partnership.
           -------------
          "Dell Products Letter Agreement" - the letter agreement, dated March
           ------------------------------
15, 1996, by and between Borrower and Dell Products.

          "Eligible Inventory" - Inventory of Dell purchased by Borrower from
           ------------------
Dell and which has been shipped directly by Dell to Borrower's prospective lessees.
          "ERISA" - see Section  hereof.
           -----
          "Event of Default" - see Section  hereof.
           ----------------

          "Existing Loan Agreements" - the Syndicated Line; the Revolving Loan
           ------------------------
Agreement, dated September 21, 1995, by and between Borrower and Silicon Valley Bank; the First Amended and Restated Revolving Loan Agreement, dated July 26, 1995, by and between Borrower and Silicon Valley Bank; the Citicorp Facility; and the Warehousing Loan and Security Agreement, dated as of May 31, 1994, by and between Borrower and NationsBanc Leasing Corporation, as each is in effect of the date hereof.

          "Existing Loan Agreement Availability" - the availability under those
           ------------------------------------
Existing Loan Agreements which are not scheduled to terminate pursuant to their terms prior to the date which is sixty-five (65) days from the date of the applicable Advance.

          "Line of Credit" - see Section  hereof.
           --------------
          "Line of Credit Note" - see Section  hereof.
           -------------------

          "Loan Documents" - this Agreement, the Security Agreement, and each
           --------------
other document, contract and instrument required hereby or at any other time hereafter delivered to Bank in connection herewith.

          "Material Adverse Effect" - a material adverse effect on (a) the
           -----------------------
business, assets, operations, prospects or financial or other condition of Borrower, (b) Borrower's ability to pay its obligations in accordance with the terms of the Loan Documents, or (c) the Collateral (as such term is defined in the Security Agreement) or Bank's liens in the Collateral or the priority of any such liens.

          "Maximum Credit" - at any time, the lesser of (a) the aggregate
           --------------
principal amount of Fifteen Million Dollars ($15,000,000), and (b) eighty (80%) percent of Borrower's cost of all Eligible Inventory, as set forth on the invoices which accompany all Notices For Borrowing which have been submitted to Bank pursuant to the terms hereof as of such time.

          "Notice of Borrowing" - a request by Borrower for an Advance,
           -------------------
substantially in the form of Exhibit A hereto, accompanied by the following:
                             ---------

            (a) a schedule of invoices covering Eligible Inventory, which includes: (i) the cost of such Eligible Inventory, (ii) the name of the lessee to whom such Eligible Inventory has been shipped, and (iii) the location where such Eligible Inventory has been shipped; and

            (b) original execution copies of forms UCC-1 covering Eligible Inventory, which have been executed by Borrower.
          "Plan" - see Section  hereof.
           ----

          "Prime Rate" - at any time the rate of interest most recently
           ----------
announced within Bank at its principal office in San Francisco as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as Bank may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced within Bank.

          "Projected Outstanding Balance" - the unpaid balance of Advances to be
           -----------------------------
outstanding, based on the assumption that each outstanding Advance will be repaid on the due date thereof.

          "Security Agreement" - the Security Agreement, dated as of even date
           ------------------
herewith, by and between Borrower and Bank.

          "Syndicated Line" - the Amended and Restated Warehousing Credit
           ---------------
Agreement, dated September 15, 1995, by and among Borrower, the Lenders named therein and The First Bank of Boston, as Agent, as such agreement is in existence on the date hereof.

          "Termination Date" - October 15, 1996.
           ----------------

     1.3  Other Defined Terms.  All terms used herein which are defined in the
          -------------------
Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement.

2.   The Credit
     ----------
     2.1  Line of Credit.
          --------------

          2.1.1  Line of Credit.  Subject to the terms and conditions of this
                 --------------
Agreement, Bank hereby agrees to make advances (each, an "Advance") to Borrower from time to time up to and including the Termination Date, not to exceed at any time the Maximum Credit (the "Line of Credit"). Borrower's obligation to repay each Advance under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto (each, a "Line of Credit
                             ---------
Note"), all terms of which are incorporated herein by this reference.

          2.1.2  Borrowing and Repayment.
                 -----------------------
                 2.1.2.1  Borrower shall not request any Advance in an amount less than $500,000.

                 2.1.2.2 In connection with each Advance requested by Borrower hereunder, Borrower shall submit to Bank a Notice of Borrowing, together with all documents, instruments and agreements required to be delivered to Bank in connection therewith.

                 2.1.2.3 Each Advance made by Bank to Borrower hereunder shall be due in payable not later than sixty five (65) days from the date of such Advance.

     2.2  Interest and Fees.
          -----------------
          2.2.1  Interest.  The outstanding principal balance of the Line of
                 --------
Credit shall bear interest at the Prime Rate in effect from time to time. Interest shall be computed on the basis of a 360-day year, actual days elapsed, and shall be due and payable monthly on the last day of each month, (a) if an Advance is made hereunder on or before the twentieth (20th) day of any month, commencing on the last day of the month in which such Advance is made, and (b) if an Advance is made hereunder after the twentieth (20th) day of any month, commencing on the last day of the next month after the month in which such Advance is made.

          2.2.2  Commitment Fee.  Borrower shall pay to Bank a non-refundable
                 --------------
commitment fee for the Line of Credit equal to Fifteen Thousand Six Hundred Twenty-Five Dollars ($15,625.00), which fee shall be due and payable in full on the date hereof.

3.   Representations and Warranties.  Borrower makes the following
     ------------------------------
representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

     3.1  Legal Status.  Borrower is a corporation duly organized and existing
          ------------
and in good standing under the laws of the State of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a Material Adverse Effect.

     3.2  Authorization and Validity.  The Loan Documents have been duly
          --------------------------
authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

     3.3  No Violation.  The execution, delivery and performance by Borrower of
          ------------
each of the Loan Documents do not violate any provision of any applicable law or regulation in effect as of the date hereof, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound, the violation, contravention or breach of which, or the default under which, could have a Material Adverse Effect.

     3.4  Litigation.  There are no pending, or to the best of Borrower's
          ----------
knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a Material Adverse Effect other than those disclosed by Borrower to Bank in writing prior to the date hereof.

     3.5  Correctness of Financial Statement.  The financial statement of
          ----------------------------------
Borrower dated March 31, 1996, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) presents fairly the financial condition of Borrower, (b) discloses all material liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower.

     3.6  Income Tax Returns.  Borrower has no knowledge of any pending
          ------------------
assessments or adjustments of its income tax payable with respect to any year, the payment of which could have a Material Adverse Effect.

     3.7  No Subordination.  There is no agreement, indenture, contract or
          ----------------
instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

     3.8  Permits, Franchises.  Borrower possesses, and will hereafter possess,
          -------------------
all permits, franchises and licenses required, and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary, to enable it to conduct the business in which it is now engaged in compliance with applicable law, the failure of which to obtain could have a Material Adverse Effect.

     3.9  ERISA.  Borrower is in compliance in all material respects with all
          -----
applicable provisions of the Employee Retirement Income Security Act of

1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     3.10 Other Obligations.  Borrower is not in default on any obligation for
          -----------------
borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, a default with respect to or under which could have a Material Adverse Effect.

     3.11 Existing Loan Agreements.  Except as disclosed to Bank in writing
          ------------------------
prior to the date hereof, Borrower is not a party, as of the date hereof, to any other recourse loan agreement for borrowed funds, Borrower's obligations under which, with respect to principal, could exceed $1,000,000, other than the Existing Loan Agreements.

     3.12 Existing Loan Agreement Availability.  The Existing Loan Agreement
          ------------------------------------
Availability is not less than the Projected Outstanding Balance.

     3.14 Time Line.  The timeline attached hereto as Exhibit C generally
          ---------                                   ---------
describes the process of the Dell Products Letter Agreement in all material respects.

4.   Conditions.
     ----------

     4.1  Conditions of Initial Extension of Credit.  The obligation of Bank to
          -----------------------------------------
extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

          4.1.1  Approval of Bank Counsel.  All legal matters incidental to the
                 ------------------------
extension of credit by Bank shall be satisfactory to Bank's counsel.

          4.1.2  Documentation.  Bank shall have received, in form and substance
                 -------------
satisfactory to Bank, each of the following, duly executed:

                 4.1.2.1  This Agreement;

                 4.1.2.2  The Security Agreement; and

                 4.1.2.3 Such other documents as Bank may require under any other Section of this Agreement.

          4.1.3  Financial Condition.  There shall have been no material adverse
                 -------------------
changes, as determined by Bank, in the financial condition of Borrower.

     4.2  Conditions of Each Extension of Credit.  The obligation of Bank to
          --------------------------------------
make each Advance shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

          4.2.1  Compliance.  The representations and warranties contained
                 ----------
herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and, except with respect to those representations and warranties that are given with respect to a specific date or time, on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

          4.2.2  Documentation.  Bank shall have received all additional
                 -------------
documents which may be reasonably required in connection with such extension of credit.

5.   Affirmative Covenants.  Borrower covenants that so long as Bank remains
     ---------------------
committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

     5.1  Punctual Payments.  Punctually pay all principal, interest, fees or
          -----------------
other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and, immediately upon demand by Bank, the amount by which the outstanding principal balance of the Line of Credit at any time exceeds the Maximum Credit.

     5.2  Accounting Records.  Maintain adequate books and records in accordance
          ------------------
with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, and, if no Event of Default exists, with advance notice of at least one (1) business day, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

     5.3  Financial Statements.  Provide to Bank all of the following, in form
          --------------------
and detail satisfactory to Bank:

          5.3.1 not later than one hundred twenty (120) days after the end of each fiscal year, a complete copy of Borrower's financial statements with respect to such fiscal year, including but not limited to (a) the management letter, if any, provided to its audit committee by its auditors (b) the balance sheet as of the close of the fiscal year, and (c) the income statement for such year, together with a statement of cash flows, audited by certified public accountants of nationally recognized reputation selected by Borrower;

          5.3.2 not later than sixty (60) days after the end of each quarter, Borrower's balance sheet as of the close of such quarter and its income statement for that portion of the then current fiscal year through the end of such quarter, certified by Borrower's chief financial officer as fairly presenting its financial condition and results of operations.

     5.4  Compliance.  Preserve and maintain all licenses, permits, governmental
          ----------
approvals, rights, privileges and franchises necessary for the conduct of its business, the preservation and maintenance of which could have a Material Adverse Effect; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business, the failure with which to comply could have a Material Adverse Effect.

     5.5  Insurance.  Maintain and keep in force insurance of the types and in
          ---------
amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation.

     5.6  Taxes and Other Liabilities.  Pay and discharge when due any and all
          ---------------------------
indebtedness, obligations, assessments and taxes, both real or personal, including, without limitation, Federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles and practices consistently applied.

     5.7  Litigation.  Promptly give notice in writing to Bank of any
          ----------
litigation, arbitration, proceeding or investigation pending, or, to the knowledge of Borrower, threatened, against Borrower, that, if adversely determined, could result in a forfeiture of all or any substantial part of the property of Borrower or could otherwise have a Material Adverse Effect.

     5.8  Notice to Bank.  Promptly (but in no event more than five (5) business
          --------------
days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $1,000,000.

     5.9  Guarantee by Dell.  Obtain, either (a) an unconditional guarantee from
          -----------------
Dell or any of its affiliates as Bank shall require, in its sole discretion, of Dell Products' obligations under the Dell Products Letter Agreement, or (b) an irrevocable standby letter of credit from a bank satisfactory to Bank, in its sole discretion, securing Dell Products' obligations under the Dell Products Letter Agreement, if any of the following events occur:

          5.9.1 Dell's senior unsecured debt rating drops below B+ on the Standard and Poor's rating scale; or

          5.9.2 Dell does not have a net profit after taxes at the end of any fiscal year; or

          5.9.3 Dell reports a net loss after taxes for any two (2) consecutive quarters.

     5.10 Financial Covenants.  Borrower is and shall be in compliance with the
          -------------------
financial covenants set forth in Section 7 of the Syndicated Line.

6.   Negative Covenants.  Borrower further covenants that so long as Bank
     ------------------
remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent, except as permitted in, or not limited by, the Syndicated Line:

     6.1  Merger, Consolidation, Transfer of Assets.  Merge into or consolidate
          -----------------------------------------
with any other entity if Borrower shall not be the continuing or surviving corporation; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

     6.2  Guaranties.  Guarantee or become liable in any way as surety, endorser
          ----------
(other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity other than any of its direct or indirect wholly-owned subsidiaries (so long as the obligation being guaranteed is in the ordinary course of such subsidiary's business), except any of the foregoing (a) in favor of Bank, or (b) existing as of, and disclosed to Bank prior to, the date hereof.

     6.3  Loans, Advances, Investments.  Make any loans or advances to or
          ----------------------------
investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, and except: (a) loans or other advances of money to any officer or employee of Borrower during the term of this Agreement as follows: (i) reimbursable advances incurred in the ordinary course of Borrower's business, (ii) promissory notes issued upon the exercise of stock options, and (iii) loans not to exceed $1,000,000 in the aggregate amount at any time outstanding to such officers or employees, and (b) intercompany loans or advances to and investments in subsidiaries of Borrower.

     6.4  Dividends, Distributions.  Declare or pay any dividend or distribution
          ------------------------
either in cash or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

     6.5  Eligible Accounts.  Allow more than twenty five (25%) percent of
          -----------------
Borrower's Eligible Inventory to be in the possession of potential lessees other than Ernst & Young.

7.   Events of Default.
     -----------------
     7.1 The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

          7.1.1 Borrower shall fail to pay (a) any principal payable under any of the Loan Documents on the due date thereof, or (b) any interest, fees or other amounts payable under any of the Loan Documents within five (5) calendar days of the due date thereof.

          7.1.2 Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

          7.1.3 Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections and above), and the same has not been cured to Bank's satisfaction within ten (10) calendar days after the earlier of the date on or by which (i) Borrower has become aware thereof, whether by written notice from Bank or otherwise, or (ii) Borrower should have reasonably become aware thereof upon the exercise of reasonable due diligence.

          7.1.4 Borrower defaults on the payment of any principal of or any interest on any recourse indebtedness or indebtedness under which the lender acquires recourse for any reason, including, without limitation, the Citicorp Facility, or breaches any term of any evidence of such recourse indebtedness or of any loan agreement, mortgage, indenture or other agreement relating thereto if (a) the amount of such indebtedness exceeds $1,000,000 in principal amount, and (b) the effect of such breach is to permit acceleration under the applicable instrument, and such breach is neither waived by the note holder or obligee nor cured, in each case within five (5) calendar days of the date of such breach, or there is an acceleration under the applicable instrument.

          7.1.5 There shall be a money judgment, writ or warrant of attachment or similar process entered or filed against Borrower which is not fully covered by insurance in accordance with Section hereof or remains unvacated, unbonded, unstayed or unpaid or undischarged for more than sixty (60) days (whether or not consecutive) or in any event later than five (5) calendar days prior to the date of any proposed sale thereunder, which, together with all such other judgments or attachments against Borrower exceeds in the aggregate $1,000,000.

          7.1.6 Borrower shall become insolvent; or admit in writing its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver, liquidator, custodian or trustee for it or for a substantial part of its property or business, or such a receiver, liquidator, custodian or trustee or otherwise shall be appointed and shall not be discharged within sixty (60) days after such appointment; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower and such petition shall not have been dismissed within sixty
(60) days after it is filed, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors. Bank shall not be obligated to make Advances during either of the sixty (60) day periods set forth in this Section.

          7.1.7 There shall have been a change in the assets, liabilities, financial condition, operations, or business of Borrower, other than changes in the ordinary course of business, which in the reasonable determination of Bank has, either individually or in the aggregate, had a Material Adverse Effect.

          7.1.8 The dissolution or liquidation of Borrower; or Borrower, or any of its directors or stockholders, shall take action seeking to effect the dissolution or liquidation of Borrower.

          7.1.9 Any amendment, without Bank's prior written approval, or termination of the terms of the Dell Products Letter Agreement.

     7.2  Remedies.  Upon the occurrence of any Event of Default, other than in
          --------
connection with Section hereof: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice with respect to an Event of Default under Section hereof and upon written notice with respect to any other Event of Default become immediately due and payable, without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including, without limitation, the right to resort to any or all Collateral for any credit accommodation from Bank subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity. Upon the occurrence of an Event of Default based on Borrower's failure to comply with the terms of Section hereof, the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate.

8.   Miscellaneous.
     -------------

     8.1  No Waiver.  No delay, failure or discontinuance of Bank in exercising
          ---------
any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     8.2  Notices.  All notices, requests and demands which any party is
          -------
required or may desire to give to any other party under any provision of this Agreement or the Security Agreement must be in writing delivered to each party at the following address:

     BORROWER: LEASING SOLUTIONS, INC.
               10 Almaden Blvd., Suite 1500
               San Jose, CA 95113-2238
               Attention:  President and General Counsel
               Fax: (408) 295-0639

     BANK:     WELLS FARGO BANK, NATIONAL ASSOCIATION
               Commercial Banking Group
               121 Park Center Drive
               San Jose, CA 95115
               Fax: (408) 277-6158

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     8.3  Costs, Expenses and Attorneys' Fees.  Borrower shall pay to Bank the
          -----------------------------------
full amount of all out-of-pocket costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with (a) within thirty
(30) days of the date of an invoice submitted to Borrower, the negotiation and preparation of this Agreement and the other Loan Documents, and the preparation of any amendments and waivers hereto and thereto, (b) on demand, the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) on demand the prosecution or defense of any action in any way related to any of the Loan Documents, including, without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

     8.4  Successors, Assignment.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the administrators, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign or
                            --------
transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents,subject to Borrower's prior written approval, which shall not be unreasonably withheld or delayed. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit extended by Bank to Borrower, Borrower or its business, or any collateral required hereunder.

     8.5  Entire Agreement; Amendment.  This Agreement and the other Loan
          ---------------------------
Documents constitute the entire agreement between Borrower and Bank with respect to any extension of credit by Bank subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

     8.6  No Third Party Beneficiaries.  This Agreement is made and entered into
          ----------------------------
for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     8.7  Time.  Time is of the essence of each and every provision of this
          ----
Agreement and each other of the Loan Documents.

     8.8  Severability of Provisions.  If any provision of this Agreement shall
          --------------------------
be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     8.9  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

     8.10 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

LEASING SOLUTIONS, INC.             WELLS FARGO BANK,
                                    NATIONAL ASSOCIATION


By:  /s/ Robert J. Kearns III       By: /s/ Wendy Hibberd
     ------------------------           ------------------------

Title: Chief Financial Officer      Title: Vice President
       ------------------------            ----------------------

                                   EXHIBIT A
                                   ---------


                          FORM OF NOTICE OF BORROWING


TO:       Wells Fargo Bank, National Association
FROM:     Leasing Solutions, Inc.
DATE:     _______________________

        Re:  Notice of Borrowing
             -------------------

    The undersigned hereby requests that you make an Advance to us pursuant to the terms of the Credit Agreement, dated as of May __, 1996, by and between you and us (the "Credit Agreement"), in the amount of $_________________.

    Pursuant to the terms of the Credit Agreement, in connection with this Notice of Borrowing, we hereby represent and warrant to you, and acknowledge and agree with the following:

        1.     we are not in default under the terms of the Credit Agreement;

        2. all representations and warranties made by us under the terms of the Credit Agreement are true and correct as of the date hereof;

        3. upon filing of the forms UCC-1 which accompany this Notice of Borrowing, you will have a first perfected security interest in Eligible Inventory having a cost at least equal to eighty (80%) percent of the total cost of Eligible Inventory described in this Notice of Borrowing and all previous Notices of Borrowing, the borrowings under which have not been repaid;

        4. the Existing Loan Agreement Availability is not less than the Projected Outstanding Balance; and

        5. None of the events set forth in Section of the Credit Agreement have occurred as of the date hereof.

    Pursuant to the terms of the Credit Agreement, attached hereto are the following:

        (a) a schedule of invoices covering Eligible Inventory, which includes:
(i) the cost of such Eligible Inventory, (ii) the name of the lessee to whom such Eligible Inventory has been shipped, and (iii) the location where such Eligible Inventory has been shipped; and

        (b) original execution copies of forms UCC-1 covering Eligible Inventory, which have been executed by Borrower.

    All terms not otherwise defined herein shall have the meanings given to them under the terms of the Credit Agreement.

                                    LEASING SOLUTIONS, INC.

                                    By: _____________________

                                    Title:  ___________________

                                   EXHIBIT B
                                   ---------



                      [Wells Fargo to attach form of Note]

                                   EXHIBIT C
                                   ---------

                                   TIME LINE

DAY 1                             -Lease order placed with Leasing Solutions, Inc.
- -----                             -Dell equipment shipped to Ernst & Young
                                   or other Dell customer

NEXT 15 BUSINESS DAYS             -Ernst & Young or other Dell customers receive
- ---------------------              equipment
                                  -Leasing Solutions, Inc. provides lease documentation
                                   to Ernst & Young or other Dell customers
                                   (supplemental lease documents to a master lease)

DAY 25-35                         -Leasing Solutions, Inc. decides to make payment to
- ---------                          Dell (net 30 days terms)
                                  -Leasing Solutions, Inc. makes request for advance
                                   to Wells Fargo Bank
                                  -Wells Fargo Bank makes advance to Leasing Solutions,
                                   Inc.

DAY 35-70                         -Leasing Solutions, Inc.
- ---------                          receives lease documentation\acceptance certificate from
                                   Ernst or Young or other Dell customers
                                  -Advances on warehouse line; proceeds of which are used to repay Wells Fargo Bank

DAY 70-80                         -If acceptance certificate is
- ---------                          not received by Leasing Solutions, Inc.
                                   within 45 days from when Leasing Solutions,
                                   Inc. paid Dell, Dell will reimburse Leasing
                                   Solutions within 5 days of written request;
                                   proceeds of which will repay Wells Fargo Bank


                              SECURITY AGREEMENT


          This Security Agreement (this "Agreement") is entered into as of May 30, 1996, by and between LEASING SOLUTIONS, INC., a California corporation ("Debtor"), having its principal place of business at 10 Almaden Boulevard, Suite 1500, San Jose, California 95113, and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Secured Party").

     1.   Definitions:
          -----------

          "Collateral" - all Debtor's right, title, and interest in and to the
           ----------
following property and interests in property, now owned and hereafter acquired:

              (a) all inventory purchased by Debtor from Dell Computer Corporation, as described in any invoice which is scheduled in any Notice Of Borrowing (as defined in the Credit Agreement) under the Credit Agreement, wherever located ("Inventory"); and

              (b) all documents of title relating to the Inventory, all cash and non-cash proceeds thereof, all insurance proceeds thereof, all claims which Debtor may now or hereafter have against any vendor of any goods which constitute Inventory, and all claims and other rights to payment now or hereafter owed to Debtor by any insurance carrier arising out of any casualty insurance covering Inventory, whether or not such claims represent the proceeds of any of the foregoing; and

              (c) all books and records relating to any of the above, including, but not limited to, all computer programs, printed output and computer readable data in the possession or control of Debtor, any computer services bureau or other third party;

              (d) all Debtor's rights under the Dell Products Letter Agreement; and

              (e) all products and proceeds of the foregoing, in whatever form and wherever located.

          "Credit Agreement" - the Credit Agreement, dated as of even date
           ----------------
herewith, by and between Debtor and Secured Party.

          "Dell Products Letter Agreement" - that certain letter agreement,
           ------------------------------
dated March 15, 1996, by and between Debtor and Dell Products, L.P., a copy of which is attached hereto as Exhibit A
                            ---------

          "Loan Documents" - This Agreement, the Credit Agreement, and each
           --------------
other document, contract and instrument required by the Credit Agreement or at any other time hereafter delivered to Secured Party in connection herewith or therewith.

          "Obligations" - all present and future obligations of Debtor to
           -----------
Secured Party arising under or in connection with the Credit Agreement or this Agreement, whether absolute or contingent, joint or several, matured or unmatured, direct or indirect, primary or secondary, including, without limitation, all costs and expenses and attorneys' fees for which Debtor is obligated under the Credit Agreement.

          Any other term not expressly defined herein shall have the meaning ascribed thereto in the Credit Agreement.

     2.   Grant of Security Interest.
          --------------------------

          2.1 As security for the performance of the Obligations, Debtor grants to Secured Party a continuing general lien and security interest in the Collateral.

          2.2 Upon payment if full of an Advance and all accrued interest with respect to such Advance, and no Event of Default or condition or event which, after notice or lapse of time or both, would constitute an Event of Default having occurred and be continuing, the security interest in the Eligible Inventory subject to the Notice of Borrowing for such Advance shall terminate and such Eligible Inventory shall cease to be Collateral. Upon any such termination, Secured Party shall promptly execute, and deliver to Debtor, such documents as Debtor shall reasonably request to evidence such termination.

     3.   Debtor's Warranties and Representations.  Debtor warrants, agrees
          ---------------------------------------
and represents each of the following:

          3.1 The Collateral is and shall be maintained at the shipped to addresses as set forth in the Notices of Borrowing provided to Secured Party by Debtor pursuant to the terms of the Credit Agreement; and

          3.2 Debtor will take all steps as Secured Party may reasonably request, including but not limited to those set forth in the Credit Agreement, to create and maintain in Secured Party's favor a perfected security interest in all Collateral; and

          3.3 As of the date of this Agreement, the Collateral is free and clear of any liens, security interest, mortgages, and any other encumbrances, and Debtor is the absolute owner thereof; and

          3.4 Debtor will defend Secured Party's security interest in the Collateral against any claims or demands of third parties; and

          3.5 Debtor will promptly pay, when due, all taxes or assessments levied on account of the Collateral, other than income taxes of Secured Party.

     4.   Covenants.
          ---------

          4.1  Notice to Secured Party.  Debtor will immediately give written
               -----------------------               -----------
notice to Secured Party of each of the following:

               4.1.1 Any change in the location of any portion of the Collateral; and

               4.1.2 Any change in Debtor's name or form of business organization.

          4.2  Protection of Collateral.  Debtor agrees to maintain books and
               ------------------------
records pertaining to the Collateral in such detail, form and scope as Secured Party shall reasonably require.

          4.3  Notification to Dell Products, L.P.  Secured Party shall have the
               ----------------------------------
right to notify Dell Products, L.P. at any time after the occurrence of an Event of Default under the Credit Agreement that the Secured Party has been granted a security interest in the Dell Products Letter Agreement, and directing that all payments on account thereof must be paid by Dell Products, L.P. to the Secured Party and not to the Debtor.

          4.4  Appointment of Secured Party as Attorney-in-Fact.  Debtor hereby
               ------------------------------------------------
appoints Secured Party as Debtor's attorney-in-fact and at Debtor's cost and expense at any time after the occurrence of an Event of Default under the

Credit Agreement to receive, take, endorse, assign and deliver in Secured Party's or Debtor's name any and all checks, notes, drafts and other instruments relating to Collateral, and authorizes Secured Party to execute on Debtor's behalf any documents necessary to enable Debtor and\or Secured Party to effectuate payment from Dell in connection with the Dell Products Letter Agreement. Neither Secured Party nor its attorneys will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Obligation remains unpaid.

          4.5  Negative Pledge.
               ---------------

               4.5.1 Until each Advance is paid in full, subsequent to the date hereof, Debtor shall not pledge, assign or grant a security interest in the Collateral constituting, or relating to the Eligible Inventory which is the subject of such Advance to any other party.

               4.5.2 Subsequent to the date hereof, Debtor shall not pledge, assign or grant a security interest in any Collateral to any other party other than as set forth in Section hereof.

          4.6  Maintenance of Perfection.  Debtor hereby authorizes Secured
               -------------------------
Party to sign Debtor's name to any Uniform Commercial Code Financing Statements or other documents reasonably deemed necessary by Secured Party to obtain or maintain perfection by Secured Party of its security interest granted herein.

          4.7  Continuation of Secured Party's Rights.
               --------------------------------------

               4.7.1 The rights granted to Secured Party herein are to continue in full force and effect, notwithstanding the termination of this Agreement, until the final and indefeasible payment in full of all Obligations together with interest thereon.

               4.7.2 Secured Party's delay or omission to exercise any rights shall not be deemed a waiver thereof or of any other right, unless such waiver is in writing.

               4.7.3 A waiver on one occasion shall not be construed as a waiver of any rights or remedies on any further occasion.

     5.   Default.
          -------

          5.1  Disposition of Collateral.  Debtor agrees that commercial
               -------------------------
reasonableness and good faith require Secured Party to give Debtor no more than
                                                                   ------------
five (5) business days prior written notice, of the time and place of any public
- -------------------------------------------
disposition or sale of Collateral or of the time after which any private disposition or sale or any other intended disposition is to be made.

          5.2  Application of Proceeds.  The proceeds from any sale or other
               -----------------------
disposition of Collateral by Secured Party shall first be applied to any out-of-pocket costs and expenses (including, without, limitation, in-house and outside attorneys' fees and expenses) incurred in securing possession of the Collateral, storing and repairing the Collateral for sale, and to any out-of-pocket expenses in connection with the sale. The balance, if any, will be applied toward the payment of any Obligations in any manner deemed appropriate by Secured Party in its sole discretion, including the order in which such proceeds are applied to interest and principal. Any deficiency will be paid to Secured Party upon demand. Any surplus will be paid promptly to Debtor. The foregoing rights are not intended to be exhaustive and the exercise of any rights shall not preclude the exercise of any other rights, all of which shall be cumulative.

          5.3  Rights Against Third Parties.  To the extent that any Obligations
               ----------------------------
are now or hereafter secured by property other than the Collateral, or by a guarantee, endorsement or any property of any other entity, then Secured Party shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of an Event of Default under the Credit Agreement, and Secured Party shall have the right in Secured Party's sole discretion to determine which rights, security, liens, security interest or remedies Secured Party shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of Secured Party's rights or the Obligations.

     6.   Miscellaneous.
          -------------

          6.1  No Waiver.  No delay, failure or discontinuance of Secured Party
               ---------
in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Secured Party of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

          6.2  Notices.  All notices, requests and demands which any party is
               -------
required or may desire to give to any other party under any provision of this Agreement or the Security Agreement must be in writing delivered to each party at the following address:

     Debtor:   LEASING SOLUTIONS, INC.
               10 Almaden Blvd., Suite 1500
               San Jose, CA 95113-2238
            Attention:  President and General Counsel
               Fax: (408) 295-0639

     Secured Party: WELLS FARGO Secured Party, NATIONAL ASSOCIATION
               Commercial Secured Partying Group
               121 Park Center Drive
               San Jose, CA 95115
               Fax: (408) 277-6158

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

          6.3  Successors, Assignment.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the administrators, legal representatives, successors and assigns of the parties; provided, however, that Debtor may not assign or
                            --------
transfer its obligations hereunder without Secured Party's prior written consent. Secured Party reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Secured Party's rights and benefits under each of the Loan Documents,subject to Debtor's prior written approval, which shall not be unreasonably withheld or delayed. In connection therewith, Secured Party may disclose all documents and information which Secured Party now has or may hereafter acquire relating to any credit extended by Secured Party to Debtor, Debtor or its business, or any collateral required hereunder.

          6.4  Entire Agreement; Amendment.  This Agreement and the other Loan
               ---------------------------
Documents constitute the entire agreement between Debtor and Secured Party with respect to any extension of credit by Secured Party subject to the Credit Agreement and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

          6.5  No Third Party Beneficiaries.  This Agreement is made and entered
               ----------------------------
into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Documents to which it is not a party.

          6.6  Time.  Time is of the essence of each and every provision of this
               ----
Agreement and each other of the Loan Documents.

          6.7  Severability of Provisions.  If any provision of this Agreement
               --------------------------
shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

          6.8  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California, except to the extent Secured Party has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Secured Party of any such rights and remedies as may be available under Federal law.

          6.9  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and effective as of the date and year first written above.

                                    LEASING SOLUTIONS, INC.


                                    By: Robert J. Kearns, III
                                        ----------------------

                                    Title: Chief Financial Officer
                                           -----------------------